                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
VeriSign, Inc.

We consent to the incorporation herein by reference of our report dated February 29, 2000, with respect to the balance sheets of Signio, Inc. (formerly PaymentNet, Inc.) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended, which report appears in Current Report on Form 8-K/A of VeriSign, Inc. filed on March 10, 2000, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                    /s/ KPMG LLP

San Francisco, California
April 12, 2000